UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/13/2005

Time Warner Telecom Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-30218

DE	841500624
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of Principal Executive Offices, Including Zip Code)

303-566-1284
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

Time Warner Telecom Inc. is seeking to amend its existing $150 million Senior Secured Revolving Credit Facility and enter into a new $200 million Term Loan B (the "Term Loan").

The Term Loan will be issued by the Company's wholly owned subsidiary, Time Warner Telecom Holdings Inc. ("Holdings") and will be guaranteed by the Company and its restricted subsidiaries.

The net proceeds from the Term Loan will be used for capital expenditures. Following the closing of the Term Loan, TWTC intends to call for redemption $200 million in principal amount of its 9 3/4% Senior Notes due 2008. The Company intends to use cash on hand to complete the redemption.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: October 14, 2005.	By:	/s/ Tina Davis
Tina Davis
VP and Deputy General Counsel